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                                                                   Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form-3 No. 333-30202) and the related Prospectus of Information Holdings Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated June 8, 1998, with respect to the financial statements of MicroPatent for the years ended June 30, 1996 and 1997 included in Information Holdings Inc. Registration Statement (Form S-1 No. 333-56665) filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


New York, New York
March 10, 2000